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                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
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     This EMPLOYMENT AGREEMENT is made and entered into as of the 19th day of
June, 2000, by and between IPG Photonics Corporation USA, a Delaware corporation having an office at Sturbridge Business Park Sturbridge, Massachusetts (the "Corporation") and John Geagea of VIA MILLY, 13 MILAN ITALY ("Employee").

WITNESSETH

     WHEREAS, the Corporation desires to employ Employee as Chief Operating Officer of IPG Photonics Corporation USA (the "Position") on the terms and conditions hereinafter set forth; and

     WHEREAS, Employee is desirous of accepting said employment;

     NOW, THEREFORE, in consideration of the employment of Employee, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Employment. Subject to the terms and conditions of this Agreement, the
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Corporation agrees to employ Employee in a full-time capacity to serve in the
Position, and Employee agrees to serve in the Position. Employee will report to the Corporation's President and Chief Executive Officer. Employee's primary responsibility will be day-to-day management of the Corporation. Employee will carry out such other duties and have such other responsibilities as would normally be carried out in the Position or such other duties as shall be assigned from time to time by the President and Chief Executive Officer or the Corporation's Board of Directors. Employee shall devote Employee's best efforts, energies and abilities and Employee's full business time, skill and attention to the business and affairs of the Corporation, and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Corporation.

     2.   Term. The Term of this Agreement shall commence retroactively as of
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June 1, 2000 and shall continue through and until June 1, 2002 (the "Initial
Employment Period"), provided that the term of this Agreement shall automatically be renewed for successive one-year periods (each, a "Renewal Period") unless either party shall give the other notice of non-renewal at least thirty (30) days prior to the expiration of the then-current Initial Employment Period or Renewal Period, as the case may be. Nothing in this Section 2 shall alter the parties' rights to terminate their relationship as set forth in Sections 8 and 9 below.

     3.   Compensation. The Corporation shall pay Employee on a salary basis at
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an annual rate of Dollars two hundred thousand ($200,000) (the "Base Salary"), to be paid in equal installments every two weeks. The annual salary may, at the sole discretion of the Corporation, be subject to an annual increase.

     4.   Benefits.  Employee shall be eligible to participate in a manner
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commensurate with other executive and senior management employees of the
Corporation in benefits, such as paid holidays, life insurance, disability insurance, health insurance (including dental care) and
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participation to the Corporation's 401K plan, or other programs available, but shall in any event be entitled to three (3) weeks paid vacation leave per year.

     5.   Performance-Related Compensation. For each calendar year during which
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he is employed, Employee will be eligible to receive additional compensation based on Employee's and the Corporation's achievement of performance-related objectives, the details of which shall be discussed by the parties and agreed to at the beginning of each calendar year.

     6.   Stock Option. Pursuant to a form of option agreement to be executed by
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the parties, the Corporation will grant Employee options to acquire shares of
400,000 common stock of the Corporation, subject to the conditions as set forth hereunder. Such options shall vest over a four (4) year period, in increments of one-fourth of the total 400,000 shares granted of the issued common stock of the Corporation on each of June 1, 2001, June 1, 2002, June 1, 2003 and June 1, 2004, provided that Employee remains employed by the Corporation on each such vesting date. All such options shall be exercisable upon vesting at their fair market value as of the date of grant, provided that not more than one-fourth of the 400,000 shares of the Corporation's issued stock may be exercised in any one calendar year during the years 2001, 2002, 2003 and 2004.

     7.   Other Activities. The employment of Employee shall be on a full-time
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basis, but Employee may be an investor or otherwise have an interest in other businesses, partnerships and entities so long as the other activities of Employee do not interfere with the performance of his duties hereunder, and so long as such other activities do not cause Employee to violate the restrictive covenants set forth in Section 12 of this Agreement, and so long as Employee discloses all such activities to the President and Chief Executive Officer of the Corporation. In the event that the Corporation determines, in its sole discretion, that Employee's continuing interest in other entities interferes with the performance of his duties hereunder, Employee shall divest such interest or cease any active role in such interest, as required by the Corporation.

     8.   Termination (by the Corporation). In addition to the non-renewal
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rights set forth in Section 2 hereof and notwithstanding the notice period set forth therein, the Corporation may terminate this Agreement (and, consequently, Employee's employment under this Agreement) for any reason other than for "Cause", as that term is defined in this Section 8, by giving Employee one hundred and eighty days (180) days' prior written notice or, in lieu of such notice, the equivalent of 180 days' salary and benefits continuation. The Corporation may terminate this Agreement (and, consequently, Employee's employment under this Agreement) at any time, with or without notice, for Cause. "Cause" as used herein means the occurrence of any of the following events:

          a. the willful failure of Employee to perform or gross negligence of Employee in performing Employee's duties or failure of Employee to comply with reasonable directions of the Corporation that continues for thirty
       (30) days after the Corporation has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions;

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          b.   the determination by the Corporation in the exercise of its reasonable judgment that Employee has committed an act or acts constituting (i) dishonesty or disloyalty with respect to the Corporation, or (ii) fraud;

          c. conviction of (i) a felony or (ii) any crime involving moral turpitude;

          d. a material breach by Employee of any of the Restrictive Covenants contained in Section 12; or

          e. a material breach by Employee of any of the terms of conditions of this Agreement (other than the Restrictive Covenants) that continues for thirty (30) days after the Corporation has given written notice to Employee specifying in reasonable detail the manner in which Employee has breached the Agreement.

     9.   Termination (by Employee). In addition to the non-renewal rights set
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forth in Section 2 hereof and notwithstanding the notice period set forth therein, Employee may terminate this Agreement (and, consequently, Employee's employment under this Agreement) for any reason other than for "Good Reason", as that term is defined in this Section 9, by giving the Corporation one hundred and eighty (180) days' prior written notice. Employee may terminate this Agreement (and, consequently, Employee's employment under this Agreement) at any time, with or without notice, for Good Reason. "Good Reason", as used herein, means the occurrence of any of the following events without Employee's express written consent:

          a. the assignment to Employee of any duties inconsistent (except in the nature of a promotion) with the position in the Corporation that he held immediately prior to the date of this Agreement or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the date of this Agreement; or

          b.   a reduction by the Corporation in Employee's annual base salary.

     10.  Automatic Termination.  This Agreement and Employee's employment shall
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automatically terminate upon Employee's death or Disability.  Employee shall be deemed to have a "Disability" for purposes of this Agreement if Employee is unable to perform, by reason of physical or mental incapacity, Employee's duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act, 42 U.S.C. (S) 12110(9) and the regulations promulgated thereunder, for a total period of ninety (90) days in any 260-day period. The Corporation shall determine, according to the facts then available, whether and when the Disability of Employee has occurred. Such determination shall be made by the Corporation in the exercise of reasonable discretion.

     11.  Effect of Termination for Cause, Death or Disability.  In the event
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Employee's employment is terminated by the Corporation for Cause as defined in
Section 8, or pursuant to Section 10, the Corporation shall pay to the Employee the compensation and benefits otherwise payable to Employee under Section 3 through the last day of his actual employment by the Corporation.

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     12.  Restrictive Covenants.
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          a.   Confidential Information. Employee recognizes and acknowledges
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       that Employee has had and will have access to certain highly sensitive, special, unique information of the Corporation that is confidential or proprietary. Employee hereby covenants and agrees not to use or disclose any Confidential Information (as hereinafter defined) except to authorized representatives of the Corporation or except as required by any governmental or judicial authority.

               i.   Confidential Information. For the purposes of this
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          Agreement, "Confidential Information" means any data or information with respect to the business conducted by the Corporation that is material to the Corporation and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes without limitation: (A) reports, pricing, sales manuals and training manuals, selling and pricing procedures, and financing methods of the Corporation, together with any techniques utilized by the Corporation in designing, developing, manufacturing, testing or marketing its products or in performing services for clients, customers and accounts of the Corporation; and (B) the business plans and financial statements, reports and projections of the Corporation.

               ii.  Return of Property. Employee acknowledges that all
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          Confidential Information is and shall remain the sole, exclusive and valuable property of the Corporation and that Employee has and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material which Employee may have or obtain (including, without limitation, all copyrights therein) shall be and remain the exclusive property of the Corporation, and any and all material (including any copies) shall, upon request of the Corporation be promptly delivered by Employee to the Corporation.

          b.   During Employee's employment and extending for a period of one
       (1) year after the termination of Employee's employment, regardless of the reason for such termination, Employee shall not enter into or in any business activity that is competitive with any business activity in which the Corporation is engaged.

          c. No Interference with Employees. Employee agrees that for a period of two (2) years after the termination of Employee's employment, regardless of the reason for such termination, Employee will not, directly or indirectly, request or induce any other employee of the Corporation to (i) terminate employment with the Corporation, or (ii) accept employment with another business entity, or (iii) become engaged in a business activity that is competitive with any business activity in which the Corporation is engaged.

          d. Validity of Covenants. Employee agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect the legitimate

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       business and other interests of the Corporation, are reasonable with respect to time and territory, and do not interfere with the interests of the public.

          e. Specific Performance. Employee agrees that a breach or violation of any of the covenants under this Agreement will result in immediate and irreparable harm to the Corporation in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the Corporation. Therefore, the failure on the part of Employee to perform all of the covenants established by this Agreement shall give rise to a right of the Corporation to obtain enforcement of this Agreement in a court of equity by a decree of specific performance or other injunctive relief. This, however, shall be cumulative and in addition to any other remedy the Corporation might have.

     13.  Notices. Any and all notices, designations, consents, offers,
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acceptances or any other communications provided for herein shall be given in writing and shall be deemed to be given three (3) days after the date postmarked if sent by first class, United States mail or by registered or certified mail, return receipt requested; or on the date actually received if sent by express mail or similar overnight delivery or if hand delivered, which shall he addressed to the Corporation at its principal office and to Employee at Employee's last address as shown on the records of the Corporation.

     14.  Governing Law. This Agreement shall be governed by, construed and
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enforced in accordance with the substantive laws of the Commonwealth of
Massachusetts, without regard to its principles of conflicts of laws.

     15.  Severability. In the event that any provision of this Agreement shall
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be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality or enforceability of the other provisions in this Agreement shall not affected thereby.

     16.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

     17.  Entire Agreement. This Agreement constitutes the entire Agreement
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between the parties with respect to the subject matter hereof and supercedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

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     18.  Modification. This Agreement may not be changed orally, but may be
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amended, revoked, changed or modified at any time by a written agreement executed by Employee and the Corporation.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year set forth above.



/s/ Valentin Gapontsev                        /s/ John Geagea
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Valentin Gapontsev                            John Geagea
President and Chief Executive Officer
IPG PHOTONICS CORPORATION USA

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1.   A house-hunting trip for you and your wife of up to one week duration including airfare and local expenses.
2.   Up to thirty days temporary lodging once you have moved to Sturbridge.
3. Coverage for receipted expenses including house sales cost, moving expenses for your possessions and local closing costs up to a total of $40K. Some of these expenses may be taxable; this responsibility remains with you.
4. Unreceipted expenses up to $3,000 to cover the cost of incidental items related to your move.